Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, DC 20037 Office: +1.202.457.6000 Fax: +1.202.457.6315

2018 Incentive Plan

June 21, 2018

Board of Directors

ICF International, Inc.

9300 Lee Highway

Fairfax, VA 22031

Ladies and Gentlemen:

We have acted as counsel to ICF International, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission on the date hereof, relating to the registration by the Company of 1,185,000 shares (the “Plan Shares”) of common stock, par value $0.001 per share, authorized for issuance pursuant to the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”) was approved by the Company’s stockholders on May 31, 2018.

In connection with this opinion, we have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, minutes and other instruments evidencing actions taken by its directors, and the 2018 Plan and have examined such other documents as we have deemed necessary or appropriate for purposes of this opinion. With respect to such examination, we have assumed the following: actions taken by the Company’s directors in respect of the 2018 Plan have been in accordance with the 2018 Plan; the genuineness of all signatures on all documents reviewed by us; the authenticity of all documents submitted to us as originals; the conformity to authentic originals of all documents submitted to us as copies; and the due execution and delivery of all documents by the parties thereto. We have also considered such legal matters as we have deemed necessary and relevant as the basis for this opinion. Insofar as this opinion relates to the Plan Shares to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of issuance are the same as such laws, rules and regulations in effect as of the date hereof and that there will be available at the time of the issuance of the Plan Shares a sufficient number of authorized and unissued shares of common stock of the Company.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Plan Shares under the 2018 Plan have been duly authorized for issuance and, when issued,

Board of Directors

ICF International, Inc.

June 21, 2018

delivered and paid for in accordance with the terms of the 2018 Plan, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof and are based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws. Any such opinions are based upon our reasonable familiarity with the General Corporation Law of the State of Delaware as a result of our reading of standard published compilations of such laws and annotations thereto.

We hereby consent to the reference to our firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP